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                                                                    Exhibit 99.4
                               R.H. DONNELLEY INC.
                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS

                           EXCHANGE OF ALL OUTSTANDING
                          8 7/8% SENIOR NOTES DUE 2010
                                       FOR
                          8 7/8% SENIOR NOTES DUE 2010
                                       AND
                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2012
                                       FOR
                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2012

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         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
   ON ___________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING
       NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by R.H. Donnelley Inc., to exchange its 8 7/8% Senior Notes due 2010 (the "Senior Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 8 7/8% Senior Notes due 2010 (the "Senior Outstanding Notes") and its 10 7/8% Senior Subordinated Notes due 2012 (the "Senior Subordinated Exchange Notes" and together with the Senior Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act, for a like principal amount of its issued and outstanding 10 7/8% Senior Subordinated Notes due 2012 (the "Senior Subordinated Outstanding Notes" and together with the Senior Outstanding Notes, the "Outstanding Notes"), upon the terms and subject to the conditions set forth in Donnelley's Prospectus, dated May ___, 2003, and the related letter of transmittal (which together constitute the "Exchange Offer").

         Enclosed are copies of the following documents:

         1.       Prospectus, dated May ___,2003;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

         3.       Notice of Guaranteed Delivery; and

         4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

         Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Donnelley that:

         (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder,

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         (ii)     the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any Exchange Notes issued to the holder, and

         (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Donnelley.

         If the holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it will represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

         Donnelley will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. Donnelley will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 6 of the enclosed letter of transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                                          Very truly yours,




                                                          THE BANK OF NEW YORK